Bravo Brio Restaurant Group, Inc. Reports Second Quarter Comparable Restaurant Sales
Company to Release Second Quarter Financial Results on August 3, 2017
Announces Waiver Extension for Credit Agreement to August 25, 2017

Columbus, Ohio - July 17, 2017 - Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (the Company) owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today announced total comparable restaurant sales decreased 1.0% for the thirteen week period ended June 25, 2017 consisting of a decrease of 1.1% at BRAVO! and a decrease of 0.9% at BRIO.

Brian O'Malley, President and Chief Executive Officer, said, “Comparable restaurant sales have now improved sequentially for two consecutive quarters. We are gaining traction with our new menus and service orientation, our enhanced banquet facilities, and our off-premises capabilities.”

The Company will host a conference call to discuss second quarter 2017 financial results on Thursday, August 3, 2017 at 4:30 PM ET. A press release will be issued after the market close that same day. The conference call can be accessed live over the phone by dialing (719) 457-2652. A replay will be available two hours after the call and can be accessed by dialing (412) 317-6671; the conference ID is 3194806. The replay will be available until Thursday, August 10, 2017. The call will also be webcast live and later archived on the Company's investor relations website at http://investors.bbrg.com in the ‘Presentations & Events’ section.

The Company has received an extension to August 25, 2017 of its previously announced waiver for its credit agreement with Wells Fargo Bank and certain lenders. The waiver extension provides a limited waiver of certain events of default by the Company under the credit agreement relating to the Company’s non-compliance with the consolidated lease-adjusted leverage ratio contained in the credit agreement which arose out of the Company’s requests for, and borrowings of, loans made during the second quarter. Pursuant to and subject to the terms of the amended waiver agreement, the required lenders waived such existing events of default.

Jim O'Connor, Chief Financial Officer, said, “The waiver extension provides us with more time to amend our existing credit agreement, which we originally expected to be completed by mid-July. Although we were in full compliance with our current credit agreement by the end of the second quarter, our intention is to secure greater financial flexibility via an amendment in tandem with an improvement in our operating performance.”

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Forward-Looking Statements

Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or Bravo Brio Restaurant Group, Inc.'s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 6, 2017.

Although Bravo Brio Restaurant Group, Inc. believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of the business and operations, it cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

Contacts:
Investor Relations
Don Duffy / Raphael Gross
(203) 682-8200